UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2024, ProMIS Neurosciences Inc. (the “Company”) entered into an Unit Purchase Agreement (the “Unit Purchase Agreement”) with selected investors that qualify as “accredited investors” (the “PIPE Investors”), as defined in Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), for the purpose of raising $30.3 million in aggregate gross proceeds for the Company (the “Offering”) before deducting placement agent fees and other expenses payable by the Company. Pursuant to the terms of the Unit Purchase Agreement, the Company agreed to sell to PIPE Investors in the Offering, an aggregate of (x) 9,757,669 common share units (the “Common Share Units”), each consisting of (i) one Common Share, without par value (a “Common Share”), (ii) one Tranche A Common Share purchase warrant to purchase one Common Share, (iii) one Tranche B Common Share purchase warrant to purchase one Common Share and (iv) one Tranche C Common Share purchase warrant to purchase one Common Share (each, a “Warrant”, collectively, the “Warrants”) and, for certain investors, (y) 4,371,027 pre-funded units (the “Pre-Funded Units” and together with the the Common Share Units, the “Units”), each consisting of (i) one Pre-Funded Warrant to purchase one Common Share (each, a “Pre-Funded Warrant”, collectively, the “Pre-Funded Warrants”, and the Common Shares issuable upon exercise of the Warrants and the Pre-Funded Warrants, the “Warrant Shares”), (ii) one Tranche A Common Share purchase warrant to purchase one Common Share, (iii) one Tranche B Common Share purchase warrant to purchase one Common Share and (iv) one Tranche C Common Share purchase warrant to purchase one Common Share.

The purchase price for each Common Share Unit was $2.15 per Common Share Unit, and the purchase price for each Pre-Funded Unit was $2.14 per Pre-Funded Unit. The Pre-Funded Warrants have an exercise price of $0.01 per Warrant Share, are immediately exercisable and will expire when exercised in full. The Tranche A Common Share purchase warrants have an exercise price of $2.02, for aggregate gross proceeds of up to $28.5 million, are exercisable immediately upon Shareholder Approval (as defined below) and will expire upon the earlier of (i) 18 months or (ii) within 60 days of the Tranche A Milestone Event (as defined below). The Tranche B Common Share purchase warrants have an exercise price of $2.02, for aggregate gross proceeds of up to $28.5 million, are exercisable immediately upon Shareholder Approval (as defined below)  and will expire upon the earlier of (i) 30 months or (ii) within 60 days of the Tranche B Milestone Event (as defined below). The Tranche C Common Share purchase warrants have an exercise price of $2.50, for aggregate gross proceeds of up to $35.3 million, are immediately exercisable and will expire July 31, 2029. The final closing of the sales of the Units pursuant to the Unit Purchase Agreement is expected to occur on July 31, 2024 (the “Closing Date”). The aggregate gross proceeds to the Company from the Offering are expected to be $30.3 million before deducting placement agent fees and other offering expenses and up to an additional $92.4 million in gross proceeds if the Warrants are fully exercised for cash, subject to Shareholder Approval of certain of the Warrants. For purposes of the foregoing, “Tranche A Milestone Event” means the public announcement via press release or the filing of a Current Report on Form 8-K of 6-month data from the cohorts treated with single ascending doses of PMN310, and “Tranche B Milestone Event” means the public announcement via press release or the filing of a Current Report on Form 8-K of 12-month data from the cohorts treated with single ascending doses of PMN310. Pursuant to Nasdaq Listing Rule 5635(d), the exercise of the Tranche A and Tranche B Common Share purchase warrants is subject to shareholder approval (the “Shareholder Approval”). The Company has agreed to convene a shareholders’ meeting, or otherwise obtain written Shareholder Approval, on or before 90 days following the Closing Date, to obtain such approval.

Registration Rights Agreement

In connection with the Unit Purchase Agreement, the Company entered into a Registration Rights Agreement with each of the PIPE Investors (the “Registration Rights Agreement”), pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act, covering the resale of the Common Shares issued to the PIPE Investors under the Unit Purchase Agreement, together with the Warrant Shares. The Company is required to file the Registration Statement with the SEC within 35 days after the date of the final closing of the Offering (the “Filing Date”) and is required to have the Registration Statement declared effective by the SEC within 45 days after the Filing Date (which deadline will be increased by an additional 30 days in the event the SEC notifies the Company in writing that it will conduct a review of the Registration Statement).

The foregoing descriptions of the material terms of the Unit Purchase Agreement, the Pre-Funded Warrants, the Warrants and the Registration Rights Agreement, do not purport to be complete and are qualified in their entirety by reference to the full texts of the Form of Unit Purchase Agreement, the Form of Pre-Funded Warrant, Form of Tranche A Common Share purchase warrant, the Form of Tranche B Common Share purchase warrant, Form of Tranche C Common Share purchase warrant and the Form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 relating to the Offering is hereby incorporated by reference into this Item 3.02.

The Units, Common Shares, the Pre-Funded Warrants, the Warrants and Warrant Shares, are being sold and/or issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506(b) of Regulation D promulgated thereunder as well as available exemptions under applicable state securities laws.

Item 8.01 Other Information.

On July 26, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Series 2 Preferred Shares Conversion

As previously disclosed in the Current Report Form 8-K filed by the Company with the SEC on December 8, 2023, the Company filed articles of amendment to create a new class of Series 2 Preferred Shares (the “Series 2 Preferred Shares”). All outstanding Series 2 Preferred Shares convert into 1,166,667 fully paid non-assessable Common Shares at the effective conversion rate upon the closing of a sale of equity securities or securities convertible into equity securities in one singular financing, including a financing with multiple tranches in which any subsequent tranches are closed within 18 months of the initial closing, which financing results in at least $14 million of gross proceeds to the Company (the “Mandatory Conversion Event”). The Offering is a Mandatory Conversion Event and all of the Company’s outstanding Series 2 Preferred Shares will automatically convert into Common Shares at the effective conversion rate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Tranche A Warrant
4.3	Form of Tranche B Warrant
4.4	Form of Tranche C Warrant
10.1	Form of Unit Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated July 26, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: July 26, 2024	By:	/s/ Neil Warma
Name: Neil Warma
Title: Interim Chief Executive Officer